CERTIFICATE OF MERGER
MERGING
AUTOMATED VENDING TECHNOLOGIES, INC. (a Delaware corporation)
WITH AND INTO
AVT, Inc. (a Nevada corporation)

Automated Vending Technologies, Inc., a Delaware corporation (“Automated Delaware”), hereby certifies that:

1. Incorporation.  Automated was incorporated on February 26, 1969, pursuant to the Delaware General Corporation Law under the name “Infodex, Incorporated.”

2. Constituent Corporations.  Under the filing of this Certificate of Merger with the Secretary of State of the State of Delaware, Automated Delaware, will merge with and into AVT, Inc., a Nevada corporation (“Automated Nevada”).  Each of Automated Delaware and Automated Nevada are referred to herein as a “Constituent Corporation”).

3. Approval of the Agreement and Plan of Merger and Reorganization.  An Agreement and Plan of Merger setting forth the terms and conditions of the merger of Automated Delaware with and into Automated Nevada (the “Merger Agreement”), whereby Automated Nevada will continue as the surviving corporation, has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with Section 252 of the Delaware General Corporation Law.

4. Surviving Corporation.  The name of the corporation surviving the merger is AVT, Inc., a Nevada corporation.

5. Merger Agreement on File.  An executed copy of the Merger Agreement is on file at the office of Automated Nevada located at 341 Bonnie Circle, Suite 102, Corona, CA 92880.

6. Copies of the Merger Agreement.  Any stockholder of either Constituent Corporation may obtain a copy of the Merger Agreement, without cost, by requesting such copy from Automated Nevada.

7. Service of Process.  The Secretary of State of Delaware is hereby appointed to accept service of process.  The address of surviving corporation is:  341 Bonnie Circle, Suite 102, Corona, CA 92880.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Merger on behalf of Automated Vending Technologies, Inc., a Delaware corporation, on December 3, 2007.

AUTOMATED VENDING TECHNOLOGIES, INC.
a Delaware corporation

______________________________________
By:           Natalie Russell
Its:           Secretary